Exhibit 10.5

THIS SUBORDINATED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

HILLSTREAM BIOPHARMA, Inc.
SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$	Date, 2021
Chester, New Jersey

Hillstream BioPharma, Inc., a Delaware corporation (the “Company”) promises to pay to                 (the “Lender”), or its registered assigns, in lawful money of the United States of America the principal sum of $           , or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 5% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. Unless earlier converted into shares of Equity Securities (as defined below) pursuant to the terms of this Note, the principal and accrued interest shall be due and payable by Borrower on demand by Lender at any time after the earlier of: (i) Date, 2024 (the “Maturity Date”) and (ii) the closing of the Next Equity Financing (as defined below).

This Subordinated Convertible Promissory Note (this “Note”) is one of several related notes being issued by the Company in a financing of the Company with anticipated aggregate proceeds of up to $7,500,000 (with this Note and the others issued collectively referred to as the “Notes”). Each of the Notes shall be identical to the other Notes except with respect to the date of issuance, principal amount and the name of the holder.

1.       Interest. Accrued interest on this Note shall be payable at maturity.

2.       Prepayment. Prepayment of principal, together with accrued interest, may not be made without the consent of the Lenders holding Notes representing at least 50% of the aggregate outstanding principal amount outstanding under all of the Notes (the “Majority Note Holders”) provided that prepayment of any of the Notes shall be credited to the Notes issued to a particular Lender in the order of the issuance of such Notes starting with the earliest Notes issued. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

3.       Security. This Note is a general unsecured obligation of the Company.

4.       Priority. This Note is subordinated in right of payment to all indebtedness of the Company to banks or similar financial institutions whether existing on the date hereof or hereafter arising (the “Senior Debt”). The Company hereby agrees, and by accepting this Note the Lender hereby acknowledges and agrees, that so long as any Senior Debt remains outstanding, (i) upon notice from representative of the Senior Debt to the Company and the Lender that an Event of Default, or any event which the giving of notice or the passage of time or both would constitute an Event of Default, has occurred under the terms of the Senior Debt (a “Default Notice”), the Company shall not make, and the Lender shall not receive or retain, any payment made under this Note and, (ii) if any payment is made in violation of this paragraph, the Lender shall promptly deliver the same to Senior Creditor in the form received, with any endorsement or assignment necessary for the transfer of such payment from the Lender to Senior Creditor, to be either (in Senior Creditor’s sole discretion) held as cash collateral securing the Senior Debt or applied in reduction of the Senior Debt and, until so delivered, the Lender shall hold such payment in trust as the property of Senior Creditor. Nothing in this paragraph shall preclude or prohibit the Lender from receiving and retaining any payment hereunder unless and until the Lender has received a Default Notice (which shall be effective until waived in writing by the Senior Creditor) or from converting this Note or any amounts due hereunder into shares of Equity Securities of the Company.

5.       Conversion of the Note. The Note shall be convertible according to the following terms:

(a)       The following terms shall have the meanings assigned below:

(i)       “Equity Securities” shall mean the Company’s Common Stock or Preferred Stock or any securities conferring the right to purchase the Company’s Common Stock or Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s Common Stock or Preferred Stock, except any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services.

(ii)       “Next Equity Financing” shall mean the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Note from which the Company receives gross proceeds of not less than $7,500,000 (including the aggregate amount of debt securities converted into Equity Securities upon conversion or cancellation of promissory notes, including, without limitation, the Notes).

(b)       Next Equity Financing Conversion. The principal and unpaid accrued interest of this Note will be automatically converted into the type of Equity Securities issued in the Next Equity Financing upon the closing of the Next Equity Financing. The number of shares of such Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on this Note on the date of conversion, by the lesser of (i) 80% of the price paid per share for Equity Securities by the investors in the Next Equity Financing or (ii) an equity valuation of $50 million. At least five (5) days prior to the closing of the Next Equity Financing, the Company shall notify the Lender in writing of the terms under which the Equity Securities of the Company will be sold in such financing. The conversion of this Note into Equity Securities shall be on such terms and shall occur on the closing date of such Next Equity Financing.

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(c)       Corporate Transaction. In the event that prior to the closing of the Next Equity Financing or the Maturity Date, (i) the Company or substantially all of the Company’s assets or capital stock is sold; or (ii) the Company is consolidated or merged with or into any other entity(s) in which the shareholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the voting power or capital stock of the surviving entity; or (iii) the Company liquidates, dissolves, or winds up its affairs (each a “Corporate Transaction”), upon the closing of such Corporate Transaction, all Notes, together with accrued interest, shall be immediately due and payable and the Holder shall be entitled to receive 150% (1.5x) the principal amount of this Note, plus any accrued interest, provided, however, that if there are insufficient proceeds available to pay the foregoing amount with respect to each of the Notes, then the holder of each of the Notes shall be entitled to receive a pro rata share of the proceeds available to the holders of all of the Notes.

(d)       Mechanics of Conversion. The Company shall not be required to issue or deliver the Equity Securities until the Lender has surrendered the Note to the Company.

(e)       Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Lender upon the conversion of this Note, the Company shall pay to the Lender an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 5(e), the Company shall be forever released from all its obligations and liabilities under this Note.

6.       Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lender that:

(a)       Due Incorporation, Good Standing, Corporate Power and Qualification. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company (a “Material Adverse Effect”).

(b)       Authorization. Except for the authorization and issuance of the shares issuable in connection with the Next Equity Financing, all corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note, the valid and enforceable obligations they purport to be.

(c)        Valid Issuance of Capital Stock. The Equity Securities to be issued, sold and delivered upon conversion of the Notes will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lenders in the Notes, will be issued in compliance with all applicable federal and state securities laws.

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7.       Representations and Warranties of the Lender. In connection with the transactions provided for herein, the Lender hereby represents and warrants to the Company that:

(a)       Authorization. This Note constitutes the Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to availability of specific performance, injunctive relief or other equitable remedies.

(b)       Purchase Entirely for Own Account. The Lender acknowledges that this Note is issued to the Lender in reliance upon the Lender’s representation to the Company that the Note will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Lender further represents that the Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Note.

(c)       Disclosure of Information. The Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire this Note. The Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Note.

(d)       Investment Experience. The Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note. If other than an individual, the Lender also represents it has not been organized solely for the purpose of acquiring this Note.

(e)       Accredited Investor. The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

(f)       Restricted Securities. The Lender understands that this Note is characterized as a “restricted security” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, each Lender represents that it is familiar with Rule 144 as promulgated by the SEC under the Securities Act, as presently in effect and understands the resale limitations imposed thereby and by the Securities Act.

(g)       Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, the Lender further acknowledges and agrees that this Note and the Equity Securities issuable upon conversion hereof are subject to the provisions of the Company’s Bylaws, including without limitation, all restrictions on transfer and rights of first refusal described in the Bylaws. The Lender may inspect the Bylaws at the Company’s principal office.

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8.       Defaults and Remedies.

(a)       Events of Default. The following events shall be considered Events of Default with respect to this Note:

(i)       The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note for more than 30 days after the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise;

(ii)       The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all of any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company;

(iii)       Within 30 days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or, within 30 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(iv)       The Company shall fail to observe or perform any other obligation to be observed or performed by it under this Note, within 30 days after written notice from the Lender to perform or observe the obligation.

(b)       Remedies. Upon the occurrence of an Event of Default under Section 8(a) hereof, at the option and upon the declaration of the Lender, the entire unpaid principal and accrued and unpaid interest on this Note shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Lender may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise.

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9.       Miscellaneous.

(a)       Amendments and Waivers. Any provision of this Note may be amended or may be waived (either generally or in a particular instance, and either retroactively or prospectively) only by the agreement of the Company and the Majority Note Holders; and the observance of any provision of the Notes that is for the benefit of the Lenders may be waived, and any consent, approval, or other action to be given or taken by the Lenders pursuant to the Notes may be given or taken by the consent of the Majority Note Holders. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to any Note and each future holder of all such Notes.

(b)       Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(c)       Entire Agreement; Governing Law. This Note and the other documents delivered pursuant hereto constitutes the entire agreement between the Company and the Lender with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and the Lender with respect to the subject matter hereof. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without reference to conflict of law provisions.

(d)       Notices. Unless otherwise provided herein, all notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to (i) in the case of the Company, at c/o                      or (ii) in the case of the Lender, at the address set forth on the signature page hereto.

(e)       Stockholder Agreements. The Lender understands and agrees that the conversion of this Note into Equity Securities may require the Lender’s execution of certain agreements in the form agreed to by investors in the Next Equity Financing relating to the purchase and sale of such securities as well as registration, co-sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities.

(f)       Agreement in Connection with Public Offering. The Lender agrees, in connection with the initial underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act: (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any of the securities of the Company held by the Lender (other than those securities included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement, which period may be extended upon the request of the underwriters for an additional period of up to 15 days if the Company issues or proposes to issue an earnings or other public release within 15 days of the expiration of the 180-day lockup period, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

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The Lender agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters of such offering which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested, by the Company or the underwriters of such offering, the Lender shall provide, within 10 days of such request, such information as may be required by the Company or such underwriters in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 8(k) shall not apply to a registration relating solely to employee benefits plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the applicable period. The Lender agrees that any transferee of the securities shall be bound by this Section 9(f).

(g)       No Rights or Liabilities as a Stockholder. This Note does not by itself entitle the Lender to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Lender, shall cause the Lender to be a stockholder of the Company for any purpose.

(h)       Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Lender or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(i)       Officers and Directors not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

(j)       Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(k)       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Note.

(l)       Acknowledgement. In order to avoid doubt, it is acknowledged that the Lender shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock of the Company which occur prior to the conversion of the Note, including, without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

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The Company has caused this Subordinated Convertible Promissory Note to be issued as of the date first written above.

HILLSTREAM BIOPHARMA, INC.

By:
Randy Milby, CEO

ACKNOWLEDGED AND AGREED:

LENDER

By:
Name:
Title:	Investor

Address:

Hillstream BioPharma, Inc.

Subordinated Convertible Promissory Note

- Signature Page -